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                                                                      Exhibit 24






                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint James A. Mack, Peter Tracey and Peter E. Thauer, and each of the, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Cambrex Corporation (the "Company"), the Registration Statement of the Company common stock, par value $.10 ("Common Stock"), in connection with the Cambrex Corporation 1996 Performance Stock Option Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, each undersigned has hereunto set his hand on the date indicated below:

/s/  James A.Mack                   Chief Executive Officer and Director
------------------------------      (Principal Executive Officer)
James A. Mack


/s/  Peter Tracey                   Executive Vice President and Chief Financial
------------------------------       Officer (Principal Financial and Accounting
Peter Tracey                         Officer)


/s/  Cyril C. Baldwin, Jr.          Director
------------------------------
Cyril C. Baldwin, Jr.


/s/  Rosina B. Dixon                Director
------------------------------
Rosina B. Dixon


/s/  George J.W. Goodman            Director
------------------------------
George J.W. Goodman


/s/  Leon J. Hendrix, Jr.           Director
------------------------------
Leon J. Hendrix, Jr.


/s/  Robert LeBuhn                  Director
------------------------------
Robert LeBuhn


/s/  Francis X. Dwyer             Director
------------------------------
Francis X. Dwyer


/s/  Kathryn R. Harrigan          Director
------------------------------
Kathryn R. Harrigan


/s/  IIan Kaufthal                Director
------------------------------
IIan Kaufthal


/s/  Dean P. Phypers              Director
------------------------------
Dean P. Phypers



Dated:   January 23, 1997